Exhibit 99.1
Hawk Completes Sale of
Tex Racing Enterprises, Inc.
CLEVELAND, Ohio — May 30, 2008 — Hawk Corporation (AMEX:HWK) announced today that the Company has completed the sale of Tex Racing Enterprises Inc. to Leonard C. Long, a manufacturer of motorsport components based in Cleona, Pennsylvania and Charlotte, North Carolina. The Company continues to negotiate with potential buyers for the sale of its remaining performance racing operation, Quarter Master Industries, Inc.
The completed sale and the continuing negotiations are the result of Hawk’s announced strategy to divest the performance racing segment in order to concentrate on its friction related businesses. The Company will retain its Hawk Performance® brake business which manufactures brake and clutch materials for racing and other performance automotive applications and which has always been a component of its friction products segment.
The Company’s financial statements and all other information reflect the performance racing segment as a discontinued operation for financial reporting purposes. Terms of the transaction were not disclosed.
The Company
Hawk Corporation is a leading supplier of friction materials for brakes, clutches and transmissions used in airplanes, trucks, construction and mining equipment, farm equipment, recreational and performance automotive vehicles. Headquartered in Cleveland, Ohio, Hawk has approximately 1,100 employees at 11 manufacturing, research, sales and administrative sites in 7 countries.
Forward Looking Statements
This press release includes forward-looking statements that involve risks and uncertainties. These forward-looking statements are based upon management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company and which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to: the Company’s ability to sell the remaining portion of its performance racing segment on a timely basis and at terms favorable to the Company. Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Hawk’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007, its quarterly reports on Form 10-Q, and other periodic filings, for a description of other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
Contact Information
Ronald E. Weinberg, Chairman and CEO
(216) 861-3553
Joseph J. Levanduski, CFO
(216) 861-3553
Hawk Corporation is online at: www.hawkcorp.com